KEMPER CLOSED-END FUNDS
120 SOUTH LASALLE STREET CHICAGO, IL 60603
TELEPHONE 1-800-422-2848

NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 1995
AND PROXY STATEMENT
                                                                 March 27, 1995
To the Shareholders:

You are invited to attend a joint annual meeting of the shareholders of Kemper High Income Trust ("KHI"), Kemper Intermediate Government Trust ("KGT"), Kemper Multi-Market Income Trust ("KMM"), Kemper Municipal Income Trust ("KTF"), Kemper Strategic Municipal Income Trust ("KSM"), The Growth Fund of Spain, Inc. ("GSP") and Kemper Strategic Income Fund ("KST") (individually, a "Fund" and collectively, the "Funds"). The meeting will be held in Room 17L on the Seventeenth Floor at the offices of the Funds, 120 South LaSalle Street, Chicago, Illinois, on Tuesday, May 16, 1995 at 2:30 P.M. Chicago time, for the following purposes and to transact such other business, if any, as may properly come before the meeting:

1.To elect Members to the Board of each Fund as outlined below:
  a. For KHI, KGT, KMM, KSM and KST only, to elect six Board Members to constitute the Board of each Fund;
  b. For KTF only, to elect six Board Members to constitute the Board of the Fund with four Board Members to be elected by the holders of Preferred and Common Shares and two Board Members to be elected by holders of the Preferred Shares only; and
  c.  For GSP only, to elect two Board Members to the Board of the Fund.

2. To ratify the selection of Ernst & Young LLP as independent auditors of each Fund for the current fiscal year.

3. For KGT only, to approve converting the Fund from a closed-end investment company to an open-end investment company, and in connection therewith changing the subclassification of the Fund from a closed-end investment company to an open-end investment company, and amending KGT's Agreement and Declaration of Trust and fundamental investment policies to make changes appropriate to the Fund's operation as an open-end investment company.

The Board of each Fund has fixed the close of business on March 13, 1995 as the record date for determining the shareholders of each Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.

THE BOARD OF KGT RECOMMENDS THAT YOU VOTE AGAINST ITEM 3. THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE OTHER ITEMS APPLICABLE TO THAT FUND.

- - -------------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD.
SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.
TO SAVE YOUR FUND THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY
PROMPTLY.
- - -------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of each Fund for voting at the joint annual meeting of shareholders to be held on Tuesday, May 16, 1995, and at any and all adjournments thereof (the "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meeting. This proxy statement was first mailed to shareholders on or about March 27, 1995.

The following table indicates which Fund's shareholders are solicited with respect to each Item:

                        ITEM                        KHI KGT KMM KTF KSM GSP KST
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
  1.Elect Board Members                               X   X   X   X   X   X   X
- - -------------------------------------------------------------------------------
  2.  Ratify Selection of Auditors                    X   X   X   X   X   X   X
- - -------------------------------------------------------------------------------
  3.  Convert from a Closed-End Investment Company
      to an
      Open-End Investment Company                         X


The Board of each Fund recommends the election of the Board Members nominated for such Fund and a vote FOR the ratification of the auditors, and the Board of KGT recommends that shareholders vote AGAINST ITEM 3. The vote required to approve each item is described under "Miscellaneous."

The Board of each Fund has fixed the close of business on March 13, 1995 as the record date for the determination of shareholders of each Fund entitled to notice of and to vote at the Meeting. As of February 28, 1995, shares of the Funds were issued and outstanding as follows:

      FUND                                                              SHARES
      ----                                                            ----------
      KHI............................................................ 22,673,895
      KGT............................................................ 33,996,171
      KTF
        Common....................................................... 37,316,664
        Preferred....................................................     43,000
      KMM............................................................ 19,933,438
      KSM............................................................ 10,468,731
      GSP............................................................ 17,259,293
      KST............................................................  3,379,818

KTF ONLY. Pursuant to the Agreement and Declaration of Trust of KTF, the Board may authorize separate classes of shares of beneficial interest. The Board has authorized and KTF has issued common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest, Series A through D (the "Preferred Shares"). The Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the Preferred Shares. The Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989. At the Meeting, the holders of the Preferred Shares, voting as a separate class, are entitled to elect two members of KTF's Board and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the four remaining members of the KTF Board. On all other items, the holders of the Common Shares and the Preferred Shares will vote together as a single class.

ITEM 1. ELECTION OF MEMBERS TO THE BOARDS

It is intended that the proxies will be voted for the election as Board Members of the nominees described below. Each Board Member so elected will serve as a Board Member of the respective Fund until the next meeting of shareholders, if any, called for the purpose of electing Board Members (for GSP, of the class of which such person is a Member) and until the election and qualification of a successor or until such Board Member sooner dies, resigns or is removed as provided in the organizational documents of each Fund. All the nominees were elected to the Boards at the last annual joint meeting of shareholders except that (i) Mr. Mathis was appointed to each Board on March 2, 1995 to fill a vacancy and is standing for election by each Fund's shareholders for the first time at the Meeting and (ii) Mr. Kelsey was last elected a GSP Board Member at the 1992 annual shareholders' meeting and Messrs. Gottschalk, Timbers and Weithers were last elected GSP Board Members at the 1993 annual shareholders' meeting.

KTF ONLY. As indicated above, holders of the Preferred Shares are entitled to elect two of the Board Members. Messrs. Timbers and Kelsey are nominees for election by holders of the Preferred Shares. The four remaining Board Members are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Messrs. Gottschalk, Mathis, Tingleff and Weithers are nominees for election by all shareholders.

GSP ONLY. Pursuant to the organizational documents of GSP, the Board is divided into three classes, each class having a term of three years. At the annual meeting of shareholders in each year, the term of one class of Board Members expires. Accordingly, only those Board Members in one class may be changed in any one year, and it would require two years to change a majority of the Board. This system of electing Board Members may have the effect of maintaining the continuity of management and, thus, make it more difficult for the Fund's shareholders to change the majority of Board Members. Pursuant to the Fund's organizational documents, the number of Board Members shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. Mr. Mathis has been nominated as a Class III Board Member for a term to expire at the 1997 annual meeting and Mr. Kelsey has been nominated as a Class I Board Member for a term to expire at the 1998 annual meeting. The others listed below are not nominees and will continue as Board Members of GSP. Messrs. Gottschalk, Timbers and Weithers are Class II Board Members, whose terms expire in 1996. Mr. Tingleff is a Class III Board Member, whose term expires in 1997.

All the nominees listed below have consented to serve as Board Members of the respective Funds, if elected. In case any nominee shall be unable or shall fail to act as a Board Member by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion.

                                            YEAR FIRST    SHARES BENEFICIALLY
NAME (DATE OF BIRTH), PRINCIPAL               BECAME      OWNED AS OF JANUARY
OCCUPATION AND AFFILIATIONS               A BOARD MEMBER       31, 1995
- - -------------------------------           --------------- -------------------
Arthur R. Gottschalk (2/13/25)            1988--KGT, KTF      KHI--1,000
  Retired; formerly, President, Illinois  1989--KHI, KMM,     KGT--1,000
  Manufacturers Association; Trustee,           KSM, GSP      KMM--800
  Illinois Masonic Medical Center;        1994--KST           KTF--800
  Member, Board of Governors, Heartland                       KSM--1,000
  Institute/Illinois; formerly, Illinois                      GSP--1,000
  State Senator                                               KST--800
Frederick T. Kelsey (4/25/27)             1988--KTF           KHI--500
  Retired; formerly, consultant to        1989--KHI, KGT,     KGT--2,500
  Goldman, Sachs & Co.; formerly,               KMM, KSM,     KMM--1,000
  President, Treasurer and Trustee of          GSP            KTF--500
  Institutional Liquid Assets and its     1994--KST           GSP--1,000
  affiliated mutual funds; Trustee of                         KST--0
        investment companies comprising
  the funds and investment companies
  comprising the          funds.
David B. Mathis* (4/13/38)                1995--All           KST--667
  Chairman, Chief Executive Officer and
  Director, Kemper Corporation;
  Director, Kemper Financial Services,
  Inc. ("KFS"), Kemper Financial
  Companies, Inc. ("KFC"), several other
  Kemper Corporation subsidiaries and
  IMC Global Inc.
Stephen B. Timbers* (8/8/44)              1993--All Funds     None
  President, Chief Operating Officer and       except KST
  Director, Kemper Corporation;           1994--KST
  Chairman, Chief Executive Officer and
  Director, KFS; Director, KFC, Kemper
  Securities Inc., several other Kemper
  Corporation subsidiaries, Gillett
  Holdings, Inc. and LTV Corporation;
  formerly, Chief Investment Officer,
  KFS and Kemper Corporation.

                                               YEAR FIRST    SHARES BENEFICIALLY
NAME (DATE OF BIRTH), PRINCIPAL                  BECAME      OWNED AS OF JANUARY
OCCUPATION AND AFFILIATIONS                  A BOARD MEMBER       31, 1995
- - -------------------------------              --------------- -------------------
John B. Tingleff (5/4/35)                    1991--All Funds     KHI--1,788
  President, Tingleff & Associates                except KST     KGT--533
  (management consulting firm) since         1994--KST           KTF--500
         ; formerly, Senior Vice President,                      KMM--1,019
  Continental Illinois National Bank &                           KSM--500
  Trust Company                                                  GSP--1,006
                                                                 KST--330
John G. Weithers (8/8/33)                    1993--All Funds     KHI--400
  Formerly, Chairman of the Board and Chief       except KST     KGT--200
  Executive Officer, Chicago Stock           1994--KST           KMM--200
  Exchange; Director, Federal Life                               KTF--200
  Insurance Company; Vice Chairman and                           KSM--300
  Trustee, DePaul University.                                    GSP--300
                                                                 KST--400

* Interested persons of the Funds as defined in the Investment Company Act of 1940 ("1940 Act") because of their positions with KFS, the investment manager of the Funds.

All the nominees, except Messrs. Mathis and Timbers, currently serve as Board Members of 10 Kemper funds. Messrs. Mathis and Timbers currently serve as Board Members and officers of 31 Kemper funds. A "Kemper fund" is an investment company for which KFS serves as investment manager.

Each Board has an audit and nominating committee that is composed of Messrs. Gottschalk, Kelsey, Tingleff and Weithers. The committee of each Fund met twice during the fiscal year ended November 30, 1994. The committee makes recommendations regarding the selection of independent auditors for each Fund, confers with the independent auditors regarding each Fund's financial statements, the results of audits and related matters, seeks and reviews nominees for Board membership and performs such other tasks as the respective Board assigns. The committee also proposes the nominees for election by the shareholders. Shareholders wishing to submit the name of a candidate for consideration by the committee should submit their recommendations to the secretary of the applicable Fund.

Each Fund pays Board Members who are not interested persons of such Fund an annual retainer of $1,500 plus expenses, an attendance fee of $200 per Fund Board meeting and $100 per committee meeting attended. As reflected above, the Board Members currently serve as Board Members of various investment companies for which KFS serves as investment manager. Board Members or officers who are "interested persons" receive no compensation from such Fund. The Boards of KGT, KMM, KSM and GSP met five times and the Boards of KHI, KTF and KST met six times during the fiscal year ended November 30, 1994. Each Board Member attended 75% or more of the respective meetings of the Board and the audit and nominating committee (if a member thereof) held during the fiscal year ended November 30, 1994.

The table below shows amounts paid or accrued to Board Members who are not "interested persons" of the Funds as defined in the 1940 Act during each Fund's 1994 fiscal year except that the information in the last column is for calendar year 1994:

                                                                     PENSION OR
                                                                     RETIREMENT    TOTAL
                                                                      BENEFITS  COMPENSATION
                                                                      ACCRUED   KEMPER FUNDS
                               AGGREGATE COMPENSATION FROM FUND       AS PART       PAID
                          ------------------------------------------  OF FUND     TO BOARD
NAME OF TRUSTEE            KHI    KGT   KTF   KMM   KSM   GSP   KST   EXPENSES   MEMBERS(2)
- - ---------------           ------ ----- ----- ----- ----- ----- ----- ---------- ------------
Arthur R. Gottschalk(1).  $2,900 2,800 2,800 2,800 2,800 2,800 1,200      0        65,000
Frederic T. Kelsey(1)...  $3,000 2,800 2,800 2,800 2,800 2,600 1,200      0        66,800
John B.Tingleff.........  $2,800 2,600 2,600 2,600 2,600 2,600 1,200      0        63,500
John G.Weithers.........  $2,600 2,600 2,600 2,600 2,600 2,600 1,200      0        63,100

- - -----------
(1) Includes deferred fees and interest thereon pursuant to deferred compensation agreements with the Funds. Deferred amounts accrue interest monthly at a rate equal to the yield of Kemper Money Market Fund--Money Market Portfolio.
(2) Includes compensation for service on the boards of ten Kemper funds with 21 fund portfolios. Also includes amounts for new portfolios estimated as if they had existed at the beginning of the year.

FUND OFFICERS. Information about the executive officers of the Fund, with their respective dates of birth and terms as Fund officers indicated, is set forth below (other than information about Mr. Timbers, president of each Fund since 3/2/95, which is reflected above).

J. Patrick Beimford, Jr. (5/25/50), vice president of KGT since 2/28/92, KTF since 9/9/88, KSM since 2/14/89, KHI and KMM since 2/17/93 and KST since 4/14/94, is executive vice president and director of fixed income investments of KFS.

Dale R. Burrow (10/16/56), vice president of KSM since 5/5/93, is vice president of KFS.

Elizabeth A. Byrnes (2/8/57), vice president of KGT since 9/8/94, is a portfolio manager for KFS.

Philip J. Collora (11/15/45) has been vice president of each Fund except KST since 2/1/90 and KST since 3/2/90 and secretary of each Fund since 3/2/95. Mr. Collora is senior vice president and assistant secretary of KFS.

Jerome L. Duffy (6/29/36), treasurer of KHI and KGT since 5/28/87, KMM since 8/3/88, KTF and KSM since 8/3/88 GSP since 12/18/89 and KST since 3/2/90, is senior vice president of KFS.

Dennis H. Ferro (6/20/45), vice president of GSP since 9/8/94, is executive
vice president of KFS since March   , 1994; prior thereto, president and chief
investment officer, Cigna International Investment Advisors, Ltd.

Michelle M. Keeley (4/24/64), vice president of KGT since 9/8/94, is a portfolio manager for KFS.

Michael A. McNamara (12/28/44), vice president of KHI since 2/21/91, is senior vice president of KFS.

Christopher J. Mier (8/11/56), vice president of KTF and KSM since 2/21/91, is first vice president of KFS.

John E. Peters (11/4/47) has been vice president of KHI and KGT since 1/17/89, KMM since 11/16/88, KTF since 9/9/88, KSM since 2/14/89, GSP since 12/18/89 and KST since 4/14/94. Mr. Peters is senior executive vice president and a director of KFS and president and a director of Kemper Distributors, Inc.

Harry E. Resis, Jr. (11/24/45), vice president of KHI since 2/17/93, is first vice president of KFS.

Kenneth T. Urbaszewski (3/23/47), KMM since 2/28/92 and KST since 4/14/94, is senior vice president of KFS.

Stephen R. Willson (7/11/53), vice president of KSM since 5/5/93, is vice president of KFS.

The officers of each Fund are elected by the Board of the Fund on an annual basis to serve until their successors are elected and qualified.

SHAREHOLDINGS. As of December 31, 1994, the Board members and officers of each
Fund as a group owned beneficially       shares of KHI,        shares of KGT,
      shares of KMM,       shares of KTF,       shares of KSM,       shares of
GSP and       shares of KST, which, in each case, is less than 1% of the outstanding shares of each Fund. As of February 28, 1995, no person is known to any Fund to have owned beneficially more than five percent of the shares of such Fund, except that FMR Corporation, 82 Devonshire Street, Boston, MA 02109, owned 1,576,100 shares of GSP, which constituted approximately 9.09% of the Fund's outstanding shares.

Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Board Members, investment manager, affiliated persons of the investment manager and persons who own more than ten percent of a registered class of the Funds' equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based on a review of these forms furnished to each Fund, each Fund believes that during the fiscal year ended November 30, 1994, all Section 16(a) filing requirements applicable to that Fund's officers and Board Members, investment manager and affiliated persons of the investment manager were complied with, except that James D. Boris, an affiliated person of the investment manager, did not file in a timely manner reports relating to the purchase and sale of 1,000 shares of KST.

INVESTMENT MANAGER. KFS, 120 South LaSalle Street, Chicago, Illinois serves as each Fund's investment adviser and manager pursuant to an investment management agreement. KFS is a wholly owned subsidiary of KFC, which is more than 95% owned by Kemper Corporation. For GSP only, KFS uses the investment management services of BSN Gestion de Patrimonios, S.A., S.G.C. ("Spanish Adviser") with respect to investments in Spanish securities pursuant to the sub-advisory agreement between KFS and the Spanish Adviser.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

A majority of the Members of each Fund's Board who are "non-interested" persons of such Fund has selected Ernst & Young LLP, independent auditors, to audit the books and records of such Fund for the current fiscal year. This firm has served each Fund in this capacity since such Fund was organized and has no direct or indirect financial interest in a Fund except as independent auditors. The selection of Ernst & Young LLP as independent auditors of each Fund is being submitted to the shareholders for ratification. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to any appropriate questions raised at the meeting and may make a statement.

ITEM 3. CONVERSION OF KGT FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY, AND RELATED AMENDMENTS TO ITS DECLARATION OF TRUST AND FUNDAMENTAL INVESTMENT POLICIES .

THE BOARD OF TRUSTEES OF KGT RECOMMENDS THAT YOU VOTE AGAINST THIS ITEM.

BACKGROUND AND SUMMARY. KGT is registered as a closed-end investment company under the 1940 Act and has operated as a closed-end fund since its inception in 1988.

KGT's Agreement and Declaration of Trust ("Declaration of Trust") provides that, commencing on January 1, 1994, and in each year thereafter, if the shares of KGT have traded on the New York Stock Exchange at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks preceding the beginning of such year, the Trustees must submit a proposal to convert KGT to an open-end investment company to the vote of its shareholders at the next annual meeting of shareholders. This proposal is being submitted at the Meeting in accordance with that requirement.

At a meeting on March 2, 1995 the Board of Trustees of KGT reviewed detailed information concerning the legal and operational differences between closed-end and open-end investment companies, the Fund's performance to date as a closed-end fund, the historical relationship between the market price of its shares and their net asset value and the possible effects of conversion on KGT. The Board also considered converting KGT to an "interval fund," whereby it would make periodic repurchase offers pursuant to Rule 23c-3 under the 1940 Act. At that meeting, the Board concluded that it is in the best interests of KGT and its shareholders that KGT remain a closed-end investment company.

The Board and KFS believe that conversion to an open-end investment company could adversely affect the functioning of KGT's investment operations and its investment performance, as described under Effect of Conversion on KGT-- Portfolio Management below. They believe that conversion could also expose KGT to the risk of a substantial reduction in its size and a corresponding loss of economies of scale and increase in the Fund's expenses as a percentage of net asset value, as described under Effect of Conversion on KGT--Potential Increase in Expense Ratio and Decrease in Size below.

While conversion would eliminate the possibility of KGT's shares ever trading at a discount from net asset value, the Board took note of the fact that, from inception through December 31, 1994, KGT's shares have frequently traded at a premium, and that, notwithstanding the more recent discounts, the shares have traded during that period at an average premium of 0.04%. (see Differences Between Open-End and Closed-End Investment Companies--Redeemability of Shares; Elimination of Discount and Premium below). KGT's average annual discount/premium by year is as follows:

             YEAR                                                    DISC/PREM
             ----                                                    ---------
             1988                                                      5.09%
             1989                                                      4.49%
             1990                                                     -3.14%
             1991                                                      4.41%
             1992                                                      2.34%
             1993                                                     -1.71%
             1994                                                     -8.23%

The Board does not believe that eliminating the possibility of a discount justifies the fundamental changes to KGT's portfolio management and operations, the risk of reduced size and the potential adverse effect on its investment performance that conversion would entail.

KFS has implemented programs intended to minimize the discount without impairing KGT's closed-end format and the benefits it derives therefrom. These programs have included shareholder and market communications and meetings with securities analysts and market professionals to increase awareness about KGT. Meanwhile, discounts permit investors to purchase additional shares at the discounted price.

As described under Measures to be Adopted if KGT Becomes an Open-End Fund-- Redemption Fee below, if shareholders vote to convert KGT to an open-end fund, the Board may cause KGT to impose a fee payable to the Fund of up to .50% of the amount redeemed, for an initial period of up to nine months from conversion on all redemptions.

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES. 1. Fluctuation of Capital. Closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold in the securities markets.

In contrast, open-end investment companies, commonly referred to as mutual funds, issue redeemable securities. The holders of these redeemable securities have the right to surrender them to the mutual fund and obtain in return their proportionate share of the value of the mutual fund's net assets at the time of the redemption (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). Most mutual funds also continuously issue new shares to investors at a price based upon their net asset value at the time of such issuance. Accordingly, an open-end fund will experience continuing inflows and outflows of cash, and may experience net sales or net redemptions of its shares.

2. Redeemability of Shares; Elimination of Discount and Premium. Open-end funds are required to redeem their shares at a price based upon their then-current net asset value (except during periods when the New York Stock Exchange is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the 1940 Act.) The open-end fund structure thus precludes the possibility of the mutual fund's shares trading at a discount from, or a premium to, net asset value.

The shares of closed-end funds, on the other hand, are bought and sold in the securities markets at prevailing market prices, which may be equal to, less than, or more than net asset value. From August 5, 1988 to December 30, 1994 KGT's shares have traded on the New York Stock Exchange at prices ranging from 13.15% below net asset value to 11.17% above net asset value. On February 28,
1995 the closing price of a KGT share on the New York Stock Exchange was    %
below its net asset value.

If approved by shareholders, upon conversion of KGT to an open-end investment company, shareholders who wish to realize the value of their shares would be able to do so by redeeming their shares at net asset value (less the possible temporary redemption fee discussed below under Measures to be Adopted if KGT becomes an Open-End Fund--Redemption Fee). As a result, the discount from net asset value at which KGT's shares currently trade on the New York Stock Exchange would be eliminated. Conversion would also eliminate, however, any possibility that KGT's shares could trade at a premium over net asset value.

3. Raising Capital. Closed-end investment companies may not issue new shares at a price below net asset value except in rights offerings to existing shareholders, in payment of distributions, and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are trading at a discount to net asset value. The shares of open-end investment companies, on the other hand, are usually offered on a continuous basis at net asset value, or at net asset value plus a sales charge.

4. New York Stock Exchange Delisting; State Securities Law Registrations. KGT's shares are currently listed and traded on the New York Stock Exchange and the Chicago Stock Exchange (Symbol: KGT). If KGT converts to an open-end fund, its shares would immediately be delisted from the Exchanges. Delisting
would save KGT the annual Exchange fees of approximately $         ; but, as
noted below, it would cause the Fund to have to pay federal and state registration fees on sales of new shares, except to the extent that the underwriter of such shares may pay some of these fees. Any net savings or increased cost to the Fund because of the different expenses is not expected to materially affect KGT's expense ratio.

As an open-end fund not listed on a stock exchange, KGT would be required to register its shares under the securities laws of most of the states of the United States and would be subject to certain investment restrictions imposed by the securities laws and regulations of the states where it is required to register its shares. However it is not anticipated that these restrictions would have a material effect upon KGT.

5. Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid shrinkage in size. Shares of "load" open-end investment companies are normally offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the fund, or both, to compensate it and securities dealers for sales and marketing services (see Measures to be Adopted if KGT Becomes an Open-End Fund--Underwriting and Distribution below). Shares of "no-load" open-end investment companies are sold at net asset value, without a sales charge, with the fund's investment adviser or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.

6. Shareholder Services. Open-end investment companies typically provide more services to shareholders and incur correspondingly higher shareholder servicing expenses. One service that is generally offered by a family of open-end funds is enabling shareholders to exchange their investment from one fund into another fund that is part of the same family of open-end funds at little or no cost to the shareholders. The Kemper Mutual Funds currently consist of 60 separate portfolios, with different investment objectives and policies. Shares of the various Kemper Mutual Funds are generally eligible to be exchanged, in a taxable transaction, for shares of other Kemper Mutual Funds. As an open-end fund, the ability of shares of KGT to be exchanged for shares of a Kemper Mutual Fund would depend upon, among other things, the agreement to such arrangement by the boards of trustees of such Kemper Mutual Funds.

7. Leverage. Open-end investment companies are prohibited by the 1940 Act from issuing "senior securities" representing indebtedness (i.e. bonds, debentures, notes and other similar securities), other than indebtedness to banks when there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness when the 300% asset coverage test is met, may issue preferred stock subject to various limitations, and are not limited to borrowings from banks. KGT currently has no indebtedness to banks or other lenders, and has no authorized class of senior securities or any plan for issuing any.

8. Annual Shareholders Meetings. KGT is organized as a Massachusetts business trust under the terms of its Declaration of Trust which does not require annual meetings of shareholders, except when required for certain 1940 Act matters. However, as a closed-end investment company listed on the New York Stock Exchange, KGT is required by the rules of the Exchange to hold annual meetings of its shareholders. If KGT were converted to an open-end investment company, it would no longer be subject to these New York Stock Exchange rules and annual shareholder meetings would be eliminated, except when required for certain 1940 Act matters. KGT would save the cost of these meetings, which
management estimates to be approximately $           per year; however, these
savings would not be expected to materially affect KGT's expense ratio.

9. Reinvestment of Dividends and Distributions. As a closed-end fund, KGT's current Dividend Reinvestment Plan permits shareholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Fund converted to an open-end investment company. Currently, if shares are trading at a discount, the agent for the Plan will attempt to buy as many shares as are needed of KGT on the New York Stock Exchange or elsewhere. This permits a reinvesting shareholder to benefit by purchasing additional shares at a discount and this buying activity may tend to lessen any discount. (If, before the agent for the Plan completes such purchases the market price exceeds the net asset value, however, the average per share purchase price of the reinvested shares may exceed the net asset value per share.) If shares are trading at a premium, reinvesting shareholders are issued shares at the higher of net asset value or 95% of the market price. As an open-end investment company, all dividends and distributions would be reinvested at net asset value.

EFFECT OF CONVERSION ON KGT. In addition to the inherent characteristics of open-end investment companies described above, KGT's conversion to an open-end investment company would potentially have the consequences described below.

1. Portfolio Management. As noted above, a closed-end investment company operates with a relatively fixed capitalization, while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares. Open-end funds tend to have larger net sales near market highs, and larger net redemptions near market lows. Accordingly, if KGT were to convert to an open-end investment company, the investment manager could be required to invest new monies near market highs and to sell portfolio securities at times when it should be investing. Since KGT is a closed-end fund, however, the investment manager is not required to invest new money or liquidate portfolio holdings at inopportune times, and can manage KGT's portfolio with a greater emphasis on long-term considerations.

The Board also believes that the closed-end format is better suited to KGT's investment objective and policies than the open-end format. KGT's investment objective is to provide high current income consistent with preservation of capital by investing in U.S. Government and Foreign Government securities. KGT maintains a dollar weighted average portfolio maturity of between three and ten years. The Board of Trustees believes that the investment manager can better pursue KGT's objective without pressures to invest new monies or liquidate portfolio holdings at times when its investment style would dictate doing otherwise. Furthermore, as a fixed income fund, the ability to be more fully invested means that a larger portion of KGT's portfolio is generating income to be used by the Fund to pay periodic dividends and distributions to its shareholders.

Currently, KGT may invest up to 20% of its assets in illiquid securities. If KGT were converted to an open-end fund, it would not be permitted to have more than 15% of its net assets invested in illiquid securities. However, as of February 10, 1995, KGT had none of its net assets invested in illiquid securities.

2. Potential Increase in Expense Ratio and Decrease in Size. Conversion to an open-end investment company would raise the possibility of KGT suffering substantial redemptions of its shares, particularly in the period immediately following the conversion, although the potential temporary redemption fee of up to .50% described under Measures to be Adopted if KGT Becomes an Open-End Fund below may reduce the number of initial redemptions that would otherwise occur. Unless KGT's principal underwriter were able to generate sales of new shares sufficient to offset these redemptions, the size of KGT would be expected to shrink. Because certain of KGT's operating expenses are fixed, a decrease in KGT's asset size would likely increase the ratio of its operating expenses to its income and net assets and decrease KGT's net income available for dividends. Such a decrease in size would also result in a reduction in the amount of fees paid to KFS.

3. Recognition of Capital Gains; Qualification as a Regulated Investment Company. If KGT were to experience substantial redemptions of its shares following its conversion to an open-end investment company, it would likely be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions, although to some extent redemptions could be met through delivery of portfolio securities in kind as described under Measures to be Adopted if KGT Becomes an Open-End Fund-- Redemptions in Kind below. KGT would not recognize taxable gain or loss if it delivers portfolio securities in order to satisfy such redemption requests; however, any sale of portfolio securities effected to fund cash redemption obligations would be a taxable transaction.

4. Cash Reserves. Because closed-end investment companies are not required to meet redemptions, their cash reserves can be substantial or minimal, depending on the investment manager's investment strategy. Most open-end investment companies maintain cash reserves adequate to meet anticipated redemptions without prematurely liquidating their portfolio securities. The maintenance of larger cash reserves required to operate prudently as an open-end investment company when net redemptions are anticipated may reduce an open-end investment company's ability to achieve its investment objective.

5. Conversion Costs. The process of converting KGT to an open-end investment company would involve legal and other expenses to the Fund, estimated to be
approximately $       . This cost of conversion would not be expected to
materially increase KGT's current expense ratio.

MEASURES TO BE ADOPTED IF KGT BECOMES AN OPEN-END FUND. If the shareholders vote to convert KGT to an open-end fund, the Board would take the following actions.

1. Redemption Fee. In order to reduce the number of redemptions of KGT's shares immediately following conversion (thereby reducing any disruption of the Fund's normal portfolio management), and to offset the brokerage and other costs of such redemptions, for a period of up to nine months following KGT's conversion to an open-end investment company, the Board of Trustees reserves the right to impose a fee of up to 0.50% of the redemption proceeds payable to KGT on all redemptions (whether in cash or in kind).

2. Redemptions in Kind. The Board of Trustees reserves the right to meet redemptions following KGT's conversion to an open-end investment company by delivering KGT portfolio securities to the redeeming shareholder ("redemption in kind"), rather than paying cash, to the extent that a shareholder's redemptions during any 90-day period exceed the lesser of $250,000 or 1% of the net assets of the Fund at the beginning of such period. Redemptions in kind would shift the cost of liquidating the portfolio securities from KGT to the redeeming shareholder and, to the extent appreciated securities were delivered, would avoid the recognition of capital gains by the Fund (see Effect of Conversion on KGT--Recognition of Capital Gains; Qualification as Regulated Investment Company above).

3. Underwriting and Distribution. If the shareholders vote to convert KGT to an open-end investment company, the Board would consider whether to select a principal underwriter of the shares of KGT, which underwriter could be Kemper Distributors, Inc. ("KDI"), an affiliate of KFS and the principal underwriter for the Kemper Mutual Funds. In that event, the shares could be offered and sold directly by KDI itself and by any other broker-dealers who enter into selling agreements with KDI, although there is no assurance that KDI or any such other broker-dealer firms would be able to generate sufficient sales of KGT shares to offset redemptions, particularly in the initial months following conversion.

4. Amendment and Restatement of KGT's Declaration of Trust; Amendments to Certain Fundamental Investment Policies; Timing. If the shareholders vote to change KGT's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company, KGT's Declaration of Trust would be amended to authorize the issuance of redeemable securities at net asset value (as defined), and to provide that its outstanding shares will be redeemable at the option of the shareholders.

The Declaration of Trust would also be amended to include provisions commonly found in the governing documents of open-end investment companies. Specifically, the Declaration of Trust would be amended to authorize the issuance of additional series of shares and classes thereof from time to time as the Trustees in their discretion may determine. Each series would have its own investment objective, policies and restrictions and shares of each series would represent interests in separate investment portfolios, each of which would be accounted for separately on the books of KGT with respect to income, earnings, profits, proceeds, assets and liabilities attributable to that series. Shares of each series would be entitled to vote separately to approve investment advisory agreements, changes in fundamental investment restrictions and distribution plans; but shares of all series would vote together on the election of Trustees and the ratification of the selection of accountants. Classes of a series would have such preferences or special or relative rights and privileges as the Trustees may determine, and each class would vote separately on issues that relate exclusively to that class. The Trustees have no present intent to authorize additional series of shares of KGT if the shareholders vote to convert KGT to an open-end fund. The amended Declaration of Trust would also authorize the Trustees to cause all the shares in a shareholder account to be redeemed if the value of the shares in the account is less than a minimum amount established by the Trustees. Certain technical and non-material changes would also be made. The Board of Trustees would also make conforming changes in KGT's By-Laws.

Amendment to Certain Fundamental Investment Policies. If the shareholders vote to approve the conversion of KGT to an open-end investment company, certain of KGT's fundamental investment policies would be amended. A fundamental investment policy may not be changed without the approval of a "majority of the outstanding voting securities" of the Fund. These amendments are necessitated by certain requirements for open-end investment companies imposed under the 1940 Act. It is not anticipated that these amendments would have a material effect on KGT. KGT's fundamental investment policies would require the following amendments (additions are underlined; deletions are stricken):

The Fund may not:

  (1) borrow money, except for temporary and emergency purposes (but not for the purpose of purchase of investments) and then only in an amount not to exceed 33 1/3% of the Fund's total assets; the Fund may borrow to repurchase shares of the Fund if, after each such borrowing, the ratio which the value of the total assets of the Fund less all liabilities and indebtedness not represented by senior securities bears to the aggregate amount of senior securities representing indebtedness of the Fund is at least 300%. To the extent the Fund engages in any such borrowings, it will be in a leveraged position.

  (2) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the securities is suspended or, in the case of unlisted securities, market makers do not exist or will not entertain bids or offers), if more than 15% 20% of the Fund's net assets (taken at market value) would be invested in such securities. For purposes of this restriction, repurchase agreements not terminable within seven days will be deemed illiquid.

Timing. If the shareholders vote to convert KGT to an open-end investment company, a number of steps will be required to implement such conversion, including the preparation, filing and effectiveness of a registration statement under the Securities Act of 1933 covering the offering of KGT's shares and the negotiation and execution of a new or amended agreement with its transfer agent. It is anticipated that such conversion would become effective no later than November 1, 1995. The amendments to KGT's Declaration of Trust and fundamental investment policies would become effective simultaneously with the effectiveness of the registration statement referred to above under the Securities Act of 1933.

MISCELLANEOUS

GENERAL. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by the Funds, including any additional solicitation made by letter, telephone or telegraph. In addition to solicitation by mail, certain officers and representatives of the Funds, officers and employees of KFS and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. In addition, KFS may retain a firm to solicit proxies on behalf of KGT's Board, the fee for which will be borne by the Fund. Failure of a quorum to be present at the Meeting for a Fund will necessitate adjournment for that Fund and will subject that Fund to additional expense. A COPY OF A FUND'S ANNUAL REPORT IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO SUCH FUND, 120 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603 OR BY CALLING 1-800-422-2848.

PROPOSALS OF SHAREHOLDERS. Any shareholder proposal which may properly be included in the proxy solicitation material for a Fund's next annual shareholder meeting must be received by such Fund no later than November 27, 1995.

OTHER MATTERS TO COME BEFORE THE MEETING. The Boards are not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

VOTING, QUORUM. Each valid proxy will be voted in accordance with your instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted for the election of the Board members who have been nominated for such Fund and as recommended by the Board on each item applicable to such Fund. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized. Item 1, election of Board Members for a Fund, requires a plurality vote of the shares of such Fund. Item 2, ratification of the selection of independent auditors for a Fund, requires the affirmative vote of a majority of the shares of the Fund voting on the matter. Item 3, approval of the conversion of KGT from a closed-end investment company to an open-end investment company requires the affirmative vote of more than 50% of the outstanding voting securities of KGT. In tallying shareholder votes, abstentions and broker non-votes will be counted for determining whether a quorum is present for purposes of convening the Meeting and will be considered present at the Meeting. Except with respect to Item 2, abstentions and broker non-votes will have the effect of being voted against each Item. On Item 2, abstentions and broker non-votes will not be counted as "votes cast" and will have no effect on the result of the vote. As noted previously, the holders of the Preferred Shares of KTF, voting as a separate class, are entitled to elect two Members of KTF's Board and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the four remaining Members of KTF's Board. With regard to all other items, the holders of the Common Shares and the Preferred Shares of KTF will vote together as a single class.

At least 50% of the shares of a Fund must be present, in person or by proxy, in order to constitute a quorum for that Fund. Thus, the meeting for a particular Fund could not take place on its scheduled date if less than 50% of the shares of that Fund were represented.

The Board of each Fund recommends an affirmative vote on all items applicable to that Fund, EXCEPT THAT THE BOARD OF KGT RECOMMENDS THAT YOU VOTE AGAINST
ITEM 3.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Boards, Philip J. Collora
Secretary

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

                                NOTICE OF JOINT

                                 ANNUAL MEETING

                                OF SHAREHOLDERS

                                  MAY 16, 1995

                                      AND

                                PROXY STATEMENT

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

KEMPER HIGH INCOME TRUST
KEMPER INTERMEDIATE GOVERNMENT TRUST
KEMPER MULTI-MARKET INCOME TRUST
KEMPER MUNICIPAL INCOME TRUST
KEMPER STRATEGIC MUNICIPAL INCOME TRUST
THE GROWTH FUND OF SPAIN, INC.
KEMPER STRATEGIC INCOME FUND


LOGO

[LOGO]

Kemper Mutual Funds
We're Building Tomorrows Today(SM)



                        THE GROWTH FUND OF SPAIN, INC.



1.  To elect the following as trustees:
     Arthur R. Gottschalk
     Frederick T. Kelsey
     David B. Mathis
     Stephen B. Timbers
     John B. Tingleff
     John G. Weithers

                  With-            For
    For           hold             All
    All            All            Except
    [_]            [_]             [_]


    _______________________________________________
    To withhold authority to vote on any individual nominee or nominees, print the name(s) on the line above

2. Ratify or reject the selection of Ernst & Young LLP as the Fund's independent auditors for the current fiscal year.

    For          Against         Abstain
    [_]            [_]             [_]


  Signature(s) (All registered owners of accounts shown to the left must sign. If signing for a corporation, estate or trust, please indicate your capacity or title.)

    X
  ______________________________________________________________________________
  Signature                                                          Date

    X
  ______________________________________________________________________________
  Signature                                                          Date

  THIS PROXY IS SOLICITED BY THE BOARD OF THE FUND, WHICH RECOMMENDS A VOTE "FOR" ALL MATTERS.

                             =====================
                              PLEASE VOTE TODAY !
                             =====================

PLEASE VOTE PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for your other accounts with Kemper. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save your Fund the costs of additional mailings.

THE SIGNERS OF THIS PROXY HEREBY APPOINT STEPHEN B. TIMBERS AND ARTHUR R. GOTTSCHALK, AND EACH OF THEM, ATTORNEYS AND PROXIES, WITH POWER OF SUBSTITUTION IN EACH, TO VOTE ALL SHARES FOR THE SIGNERS AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 1995, AND AT ANY ADJOURNMENTS THEREOF, AS SPECIFIED HEREIN, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THIS MEETING. THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD MEMBERS WHO HAVE BEEN NOMINATED AND AS RECOMMENDED BY THE BOARD ON EACH OTHER ITEM SET FORTH ON THIS PROXY.